                                                                   Exhibit 10(c)
                                                                   -------------

                             RETIREMENT AGREEMENT
                             --------------------

     This Retirement Agreement ("Agreement") is made and entered into by and between James Michael Wood ("Executive") and InterTAN, Inc. ("Company").

                                   RECITALS
                                   --------

     WHEREAS, Executive has been employed by the Company Group (as defined below) since November 1, 1990 and the Company has employed the Executive since March 1, 1995 as its Vice President-Marketing Services; and

     WHEREAS, the Executive and the Company have reached the following agreement relating to the Executive's employment with the Company, and his resignation as an employee of the Company, and to provide a complete release by the Executive of any claims or causes of action he might have against the Company in connection with his employment by the Company and resignation from such employment.

     NOW, THEREFORE, in consideration of the payments set forth below, and the mutual promises and actions contained herein, it is agreed as follows:

                                   AGREEMENT
                                   ---------

     1.   Departure from Employment.  Effective February 28, 1997 (the
          -------------------------
"Termination Date"), the Executive has resigned from employment with the Company, and the Executive has relinquished all officer and director positions, all other titles, and all authorities with respect to the Company and all members of the Company Group (as defined below)(including without limitation InterTAN Canada Ltd. and InterTAN Texas, Inc.), and the Executive has returned (or will return) to the Company all Company-issued credit/charge/phone cards, building security and garage access cards, office keys and all other Company property, including all Confidential Information described in Section 4 below.
                                                              ---------
As used herein, "Company Group" means the Company, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity through the ownership of voting securities.

     Upon execution of this Agreement, the parties hereto agree that the InterTAN, Inc. Deferred Compensation Plan (the "Plan") dated November 1, 1990 between the Company and Executive shall terminate and the terms and provisions of this Agreement shall supersede the Plan.

     2.   Payments and Benefits.
          ----------------------


          (a) Separation Payments.  Subject to the provisions of, and in
              -------------------
     consideration of the Executive's agreement to comply with the terms of this Agreement, the Executive will receive special separation payments totaling $250,000.00 to be paid in one hundred twenty (120) equal monthly installments, commencing March 1, 1997, less appropriate deductions, offsets, and withholdings as required by law or as provided in this Agreement. However, such payments shall cease and/or be repaid to the Company in the event the Executive breaches this Agreement, as provided in Sections 4, 7 and 9 hereof. All payments made hereunder are inclusive of
     -------------------
     any and all severance or other termination payments or benefits under any plan, program or policy of the Company, including, without limitation, the Plan.

          (b) Continuation of Certain Benefits.  Provided the Company timely
              --------------------------------
     receives a proper election notice from Executive regarding coverage continuation, and provided Executive timely remits in advance all applicable monthly premium payments to the Company, the Executive shall be entitled to continuation of major medical and dental insurance benefits for such time and to the extent provided by applicable law. Notwithstanding anything herein to the contrary, any or all of such benefits may be modified or amended from time to time by the Company.

     3.   Stock Options.  All unvested options now held by the Executive on
          -------------
shares of Company common stock shall be subject to accelerated vesting; thereafter, all vested options will be exercisable in accordance with and subject to the provisions of the applicable plans and agreements, which may be modified or amended from time to time in accordance with the original terms of the plans.

     4.   Consulting Services; Confidentiality and Non-Solicitation.
          ---------------------------------------------------------

          (a)  Consulting Services.
               -------------------

          During the period in which the Executive is receiving separation payments hereunder, the Executive agrees to use reasonable best efforts to be available upon the reasonable request of the President of the Company to provide services and assistance to the Company, its successors, assigns, employees, agents or representatives at such times and places as mutually agreed to by the Executive and the President of the Company. The Company agrees to reimburse the Executive for reasonable out-of-pocket expenses incurred by the Executive in connection with the performance of such services. Both parties agree that once the Executive finds other employment or moves his residence from the Dallas/Fort Worth area, any request for services or assistance by the Company that would be injurious to Executive's job or create a hardship due to travel time will be considered to be not reasonable.

          (b) Confidentiality and Non-Solicitation.
              ------------------------------------

               (i) The Executive acknowledges that the Company's (including all members of the Company Group) continued operations and success is dependent upon (x) certain processes, formulae, specifications, designs, systems, sales procedures, and confidential information of the Company which are valuable, special, and unique assets; and (y) the Company's continuing relationship with, and knowledge about, its customers and the goodwill such relationships create. The Executive acknowledges that all of the following information is confidential and a valuable, special, and unique asset of the Company's business: (1) the names, addresses, and telephone numbers of the Company's customers; (2) the amount, nature, volume, and other information regarding any products or services sold to any customer or required by any customer; (3) the nature of the internal business operation of the Company; (4) the methods, processes, formulae, specifications, designs, systems, and know-how used, developed, or acquired by the Company in its business; (5) the Company's prices or charges to customers for its products and services; and (6) information regarding the salaries, bonuses or other compensation paid by the Company to its employees.

               (ii) The Executive acknowledges that all of the information described in paragraph (i) of this Section is "Confidential Information," which is the sole and exclusive property of the Company. The Executive acknowledges that all Confidential Information was revealed to the Executive in trust, based solely upon the confidential employment relationship then existing between the Company and the Executive. The Executive agrees: (1) that all writings or other records concerning Confidential Information are the sole and exclusive property of the Company; (2) that all manuals, forms, and supplies furnished to or used by the Executive and all data or information placed thereon by the Executive or any other person are the Company's sole and exclusive property; (3) that, upon execution of this Agreement, or upon request of the Company at any time, the Executive shall deliver to the Company all such writings, records, forms, manuals, and supplies and all copies of such; (4) that the Executive will not make or retain any copies of such for his own or personal use, or take the originals or copies of such from the offices of the Company; and (5) that the Executive will not, at any time, publish, distribute, or deliver any such writing or records to any other person or entity, or disclose to any person or entity the contents of such records or writings or any of the Confidential Information.

               (iii) The Executive further agrees that at no time will he either directly or indirectly, solicit any employee of the Company (x) to accept employment, whether permanent or temporary, with the Executive or any business entity which competes with and/or provides services similar to the Company and with which the Executive is associated in any manner, or (y) to terminate such employee's employment with the Company.

               (iv) The Executive acknowledges that the restrictions contained in this Section (the "Restrictions"), in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company, and the Executive therefore further acknowledges that, in the event that Executive violates, or threatens to violate, any of such Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company or any affiliate or subsidiary of the Company may be entitled. If the Executive violates any of the Restrictions, the restricted period shall not run in favor of the Executive from the time of commencement of any such violation until such time as the violation shall be cured by the Executive to the satisfaction of the Company. If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or scope of activity in the Restrictions should be adjudged unreasonable in any judicial or administrative proceeding, then the court or administrative body shall have the power to reduce the period of time or the scope covered and, in its reduced form, such provision shall then be enforceable and shall be enforced.


     5.   Release by the Executive; Release by Company.
          --------------------------------------------

          (a) In consideration of the benefits and payments provided and to be provided by Company herein, and as a material inducement to the Company to enter into this Agreement, the Executive hereby releases, acquits and forever discharges the Company, its owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates, and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, controversies, demands, rights, disputes, and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued, arising prior to or existing at the time of the execution of this Agreement which the Executive may have or claim to have against any of the persons or entities released regarding any matter. This Release includes, but is not limited to, any claim or cause of action for discrimination under Title VII of the Civil Rights Act of 1964, the Texas Commission on Human Rights Act, the Age Discrimination in Employment Act, and the Americans With Disabilities Act. It also includes any other statutory or common law cause of action providing rights for employees against their employers. The Executive further covenants not to sue the Company or any member of the Company Group or file any claim or charge with any agency complaining of any action with respect to his employment with the Company or any member of the Company Group.

          (b) In consideration of the covenants made by Executive herein, and as a material inducement to the Executive to enter into this Agreement, the Company hereby releases, acquits and forever discharges the Executive, his successors, assigns, and legal representatives, from any and all charges, complaints, claims, controversies, demands, rights, disputes, and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued, arising prior to or existing at the time of the execution of this Agreement which the Company may have or claim to have against the Executive. Notwithstanding the foregoing, the Company does not release its claim to be reimbursed by Executive for $1,369.91 relating to prior year tax equalization payments. The Company further covenants not to sue the Executive with respect to his employment with the Company or any member of the Company Group.


     6.   Tax Payments, Withholdings and Reporting.  The Executive recognizes
          ----------------------------------------
that the payments and benefits provided under this Agreement, including without limitation those provided pursuant to Section 2, may result in taxable income to
                                      ---------
him which the Company will report to the appropriate taxing authorities. The Company shall have the right to deduct from any payment made under this Agreement to the Executive, any business entity controlled by him or any other person or entity, any federal, state, local or foreign income, employment or other taxes it determines are required by law to be withheld with respect to such payments or benefits provided thereunder or to require payment from the Executive which he agrees to pay upon demand, for the purpose of satisfying any such withholding requirement.

     7.   Non-Compliance.  All of the payments provided hereunder pursuant to
          --------------
Section 2 are conditioned upon the Executive's compliance with the provisions of
---------
Sections 4 and 9 hereof.  Each of the aforementioned provisions are material
----------------
terms of this Agreement, and in the event of any violation of any such provision of this Agreement by the Executive or anyone acting at Executive's direction or on his behalf, or in the event the Executive or anyone acting at his direction or on his behalf, at any time shall substantially denigrate any of the persons or entities released under Section 5 above, including without limitation by way
                           ---------
of news media or the expression to news media of personal views, opinions, or judgments, the Company shall be entitled to withhold and terminate all payments provided or to be provided in Section 2, without waiving the right to pursue any
                              ---------
other available legal or equitable remedies. The Company agrees that no statement shall be made to third parties about the Executive by executive officers or directors of the Company that substantially denigrates him, including without limitation by way of news media or the expression to news media of personal views, opinions or judgments. The provisions of this Section
                                                                        -------
7 shall not be applicable to any truthful statement required to be made by the
-
Executive or any representative of the Company or its affiliates in any legal proceeding or governmental (including all agencies thereof) or regulatory filing or investigation.

     The Executive further agrees to reasonably cooperate with the Company, its financial and legal advisors, and/or government officials, in any claims, investigations, administrative proceedings, lawsuits, and other legal, internal or business matters, as reasonably requested by the Company. To the extent the Executive incurs travel or other expenses with respect to such activities, the Company agrees to reimburse him for such reasonable expenses documented and approved in accordance with Company policy.

     8.   No Admission.  This Agreement shall not in any way be construed as an
          ------------
admission by the Company (including each member of the Company Group) of any act of discrimination or other unlawful act whatsoever against the Executive or any other person, and the Company (including each member of the Company Group) specifically disclaims any liability to or discrimination against the Executive or any other person on the part of itself, its employees, or its agents.

     9.   Confidentiality.  The Executive and the Company agree that the terms
          ---------------
of the Agreement shall be confidential and that neither party will now or at any time in the future disclose or cause to be disclosed the terms of this Agreement except (a) to employees of the Company to the limited extent necessary to perform the terms of this Agreement, (b) as required to be disclosed in the Proxy Statement relating to the Company's 1997 annual meeting of stockholders, and (c) as may be necessary (i) in filing tax returns or SEC or other governmental submissions, (ii) in connection with enforcing the terms and conditions of this Agreement in a court of law as provided herein, (iii) in response to a valid subpoena or other lawful process, (iv) in connection with seeking advice from professional advisors, or (v) except as otherwise required by applicable law. In the event that either party breaches this non-disclosure provision, the other party will be entitled to injunctive relief to obtain specific performance of this provision and will be entitled to recover its costs and reasonable attorneys' fees. The Company hereby acknowledges that Executive resigned from his employment with the Company under amicable terms and Executive shall be permitted to state such to any prospective employers.

     10.  Miscellaneous Provisions.
          ------------------------

          (a) Assignment.  The Executive represents that he has not transferred
              ----------
     or assigned, or purported to assign or transfer, to any person or entity any claim involving the Company (including any member of the Company Group) or any portion thereof or interest therein. Any assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall extend to, be binding upon, and inure to the benefit of the parties hereto and, as the case may be, their heirs, legatees, representatives, successors, and assigns. In the event that there shall occur any transaction involving a change of control of the Company, then the Company shall cause the party acquiring control of the Company to assume the obligations of the Company under this Agreement.

          (b) Severance.  If any provision of this Agreement is or may be held
              ---------
     by a court of competent jurisdiction to be invalid, void, or unenforceable to any extent, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and such illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement. The remaining provisions shall nevertheless survive and continue in full force and effect without being invalidated in any way.

          (c) Entire Agreement.  This Agreement sets forth the entire agreement
              ----------------
     between the parties and there are no other agreements or understandings other than those set forth in this Agreement.

          (d) Texas Law.  This Agreement is made within the State of Texas and
              ---------
     shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas, and shall in all cases be construed as a whole (according to its fair meaning, and not strictly for or against any of the parties).

          (e) Counterparts.  This Agreement may be executed in counterparts,
              ------------
     each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

          (f)  Patent Assignment.
               -----------------

               (i) Executive shall deliver to the Company prior to its execution of this Agreement a duly signed Assignment regarding Executive's invention of that certain "Information Tag for Butterfly Hook" (U.S. Patent Office Serial No. 08/678,030) (the "Tag").

               (ii) Company hereby agrees with Executive that it will further wholly assign its ownership interest in the Tag to United Displaycraft of Des Plaines, Illinois ("UD") and negotiate and execute a Royalty Arrangement (herein so called) whereby the Company would be paid a 7.5% lifetime royalty based upon future Tag sales by UD to persons other than the Company Group. Contemporaneously with Company's and UD's execution of the Royalty Arrangement, Company will assign and transfer to Executive its property rights in such Royalty Arrangement, in accordance with the terms thereof.

          (g) Further Acts.  In addition to the actions and documents recited in
              ------------
     this Agreement as contemplated to be performed, executed and/or delivered by the parties, the parties hereby agree to perform, execute, and/or deliver or cause to be performed, executed and/or delivered upon the date of execution of this Agreement, and thereafter, any and all further acts, deeds, documents, and assurances as are reasonably necessary to consummate the transactions contemplated by this Agreement.

          (h) Indemnification.  Executive shall be entitled to indemnification
              ---------------
     to the extent permitted under Article XIV of the Company's Amended and Restated Bylaws.

     11.  SEPARATE COUNSEL.  THE EXECUTIVE IS ADVISED BY THE COMPANY THAT BEFORE
          ----------------
HE SIGNS THIS AGREEMENT HE SHOULD CONSULT WITH AN ATTORNEY.

     12.  21 DAYS TO SIGN;  7-DAY REVOCATION PERIOD.  THE EXECUTIVE UNDERSTANDS
          -----------------------------------------
THAT HE MAY TAKE UP TO 21 CALENDAR DAYS FROM THE DATE OF THE AGREEMENT TO CONSIDER THIS AGREEMENT BEFORE SIGNING IT. FULLY UNDERSTANDING THE EXECUTIVE'S RIGHTS TO TAKE TWENTY-ONE (21) DAYS TO CONSIDER SIGNING THIS AGREEMENT, AND AFTER HAVING SUFFICIENT TIME TO CONSIDER THE EXECUTIVE'S OPTIONS, THE EXECUTIVE HEREBY WAIVES HIS RIGHT TO TAKE THE FULL TWENTY-ONE (21) DAY PERIOD. THE EXECUTIVE FURTHER UNDERSTANDS THAT HE MAY REVOKE THIS AGREEMENT AT ANY TIME DURING THE SEVEN (7) CALENDAR DAYS AFTER SIGNING IT, AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS PASSED.


     SIGNED this 3rd day of March, 1997.


                                     /s/ J. Michael Wood
                                    --------------------------------------------
                                    Executive

THE STATE OF TEXAS       (S)
                         (S)
COUNTY OF TARRANT        (S)

     Before me, a Notary Public, on this day personally appeared James Michael Wood, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     Given under my hand and seal of office this 3rd day of March, 1997.


                                     /s/ Deborah L. Ward
                                    --------------------------------------------
                                    Notary Public Signature

(PERSONALIZED SEAL)


                                    INTERTAN, INC.



                                    By:    /s/ David S. Goldberg
                                         ---------------------------------------
                                    Name:  David S. Goldberg
                                    Title: Vice President, Secretary and
                                             General Counsel

THE STATE OF TEXAS       (S)
                         (S)
COUNTY OF TARRANT        (S)

     Before me, a Notary Public, on this day personally appeared David S. Goldberg, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of InterTAN, Inc., and that he has executed the same on behalf of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     Given under my hand and seal of office this 3rd day of March, 1997.


                                /s/ Deborah L. Ward
                               -------------------------------------------------
                               Notary Public Signature

(PERSONALIZED SEAL)